EXHIBIT 99.1

MATTEL, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

($ in millions)

Segment Revenues
Domestic:
Mattel Brands US	$1,594.1
Fisher-Price Brands US	1,265.2
American Girl Brands	344.4

Total Domestic	3,203.7
International	2,175.7

Gross sales	5,379.4
Sales adjustments	(419.3)

Net sales (a)	$4,960.1

Gross Sales by Geographic Area
Domestic	$3,203.7
% change vs. 2002	-6%
International	$2,175.7
% change vs. 2002	15%
% of total gross sales	40%

	As Reported (a)	Impact of Charges	Pro Forma (b)
Segment Income
Domestic:
Mattel Brands US	$388.7	$0.0	$388.7
Fisher-Price Brands US	180.1	0.0	180.1
American Girl Brands	61.9	0.0	61.9

Total Domestic	630.7	0.0	630.7
International	365.0	0.0	365.0

	995.7	0.0	995.7
Corporate and other expense	(210.0)	(17.5)	(192.5)

Operating income	$785.7	$(17.5)	$803.2

(a)	Reported in accordance with generally accepted accounting principles.

(b)	Pro forma financial information is presented to facilitate year-to-year comparisons of results of operations, excluding the impact of financial realignment plan charges and income related to the reversal of a 1999 reserve.